Exhibit 10.29

Summary of Director and Executive Officer Compensation Arrangements

In addition to the compensation arrangements filed as other exhibits to this annual report, Alliance One International, Inc. (the “Company”) has the following compensation arrangements with its directors and named executive officers.

Compensation Arrangements for Directors

Directors who are employees of the Company or its subsidiaries or who serve as paid consultants to the Company are not compensated for their services as director.  Non-employee directors receive an annual cash retainer paid in quarterly installments.  As of June 1, 2009, such retainer payments were based on the following schedule:

Type of Service

Annual Retainer

Board Member

         $33,000

Audit Committee Chair

      + $  7,500

Executive Compensation Committee Chair

      + $  5,000

Executive Committee Chair

      + $  2,500

Finance Committee Chair

      + $  2,500

Governance & Nominating Committee Chair      + $  2,500

Lead Independent Director

      + $10,000

Non-employee directors also received a fee of $1,500 for each board meeting attended in person or by phone, and $1,000 for each committee meeting attended in person or by phone.

Compensation Arrangements for Named Executive Officers

The board of directors sets the annual base salary for each of the Company’s chief executive officer and its four other most highly compensated executive officers, based on fiscal 2009 total compensation (such five officers, the “named executive officers”), subject to minimum annual salary rates of Robert E. Harrison and Henry C. Babb, Jr. as set forth in their respective employment agreements.  Effective at June 1, 2009, the annual base salaries for the named executive officers were as follows:

Named Executive Officer

Base Salary

Robert E. Harrison

    $682,500

Robert A. Sheets

      350,000

J. Pieter Sikkel

      315,000

Hilton Kappaun

      315,000

Henry C. Babb, Jr.

      310,000

For fiscal year 2009, the Executive Compensation Committee set the payout for management employees, including the executive officers, under the management incentive plan for achievement of the maximum-level financial performance objectives at 300% of the target-level payout amount, rather than 200%.